Exhibit B

         Information with Respect to Open-Market Transactions in the Common Stock of the Company effected by the Reporting Person during the Past Sixty (60) Days


---------------------------------------------------------------------------
TradeDate     Amount      Average Price per share       Type of Transaction
---------------------------------------------------------------------------
  2/4/04     160,500         $0.52                      Buy
  2/5/04      25,000         $0.55                      Buy
  2/5/04      41,000         $0.59                      Buy
  2/6/04     200,000         $0.67                      Buy
  2/6/04     150,000         $0.65                      Buy
  2/9/04     100,000         $0.75                      Buy
 2/10/04     250,000         $0.79                      Buy
 2/12/04     726,000         $1.14                      Buy
 2/13/04     500,000         $1.34                      Buy
 2/17/04     300,000         $1.43                      Buy
 2/18/04     489,000         $1.54                      Buy
 2/19/04     102,500         $1.68                      Buy
 2/20/04     200,000         $1.60                      Buy


Total     3,244,000